United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 12, 2008

Prospect Medical Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-32203	33-0564370
(Commission File Number)	(IRS Employer Identification No.)

400 Corporate Pointe, Suite 525
Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 338-8677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective May 14, 2008, our Board of Directors appointed Samuel S. Lee as Chairman of the Board of Directors.  Mr. Lee succeeds Jacob Y. Terner, M.D., who resigned as our Executive Chairman and as a member of the Board of Directors on May 12, 2008.  Dr. Terner intends to pursue other business and personal interests.  Prospect’s Board membership now stands at eight.

As previously disclosed, Mr. Lee was named our Chief Executive Officer effective March 19, 2008.  Mr. Lee was appointed to our Board of Directors and named as Chief Executive Officer of Alta Hospitals System, LLC (“Alta”) following our acquisition of Alta on August 8, 2007.  Mr. Lee’s extensive background includes healthcare and technology related operational leadership, private equity investment management, entrepreneurship, mergers and acquisitions, and leveraged financing for various corporations. Prior to Alta, Mr. Lee was a General Partner with Kline Hawkes & Co., a private equity firm located in Brentwood, California, that focuses on healthcare, technology, and business services. Mr. Lee has been the lead/principal investor and director of several private and public companies. Additionally, Mr. Lee worked for Andersen Consulting and Verizon. Mr. Lee received his Bachelor’s degree in Industrial and Systems Engineering from Georgia Tech and Master’s degree in Business Administration from Harvard Business School. Mr. Lee is an active member of the Young President’s Organization of Los Angeles, and is also involved with civic and community organizations.

In connection with his resignation as Chairman and a member of the Board of Directors, Dr. Terner also resigned from all officer/director and manager positions with various subsidiaries of the company, including: Prospect Medical Systems, Inc., which is also sole shareholder of Pinnacle Health Resources; Sierra Medical Management, Inc.; ProMed Health Services Company, which is also the sole shareholder of ProMed Health Care Administrators; Prospect Hospital Advisory Services, Inc.; and Prospect Advantage Network, Inc. (collectively the “subsidiaries”).  Dr. Terner also resigned as co-manager of Alta, leaving Mr. Lee as Alta’s sole manager.  Our Board of Directors appointed Mr. Lee to replace Dr. Terner in all officer and director positions in the subsidiaries.

Pursuant to his resignation agreement, Dr. Terner has agreed to continue to serve on a temporary basis (but in no case for more than ninety days) as director, officer and sole shareholder of Prospect Medical Group, Inc., our affiliated California professional corporation; and as director and officer of each of our other affiliated physician organizations, and as holder of record title to Prospect Medical Group’s shares in Nuestra Familia Medical Group until a suitable replacement can be identified for these positions.

(e)           In consideration for Dr. Terner’s resignation and other promises in his resignation agreement, and in satisfaction of our contractual obligations under Dr. Terner’s employment agreement, we agreed to pay to his family trust the sum of $19,361.10 each month during the twelve-month period ending on April 30, 2009 and the sum of $42,694.45 each month during the twenty-four month period ending on April 30, 2011, with all such sums being payable on the last business day of each month.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed with the Form 8-K:

Exhibit No.	Description
99.1	Press Release of Prospect Medical Holdings, Inc. dated May 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT MEDICAL HOLDINGS, INC.

	By:	/s/ MIKE HEATHER
Mike Heather
Chief Financial Officer

Dated: May 16, 2008